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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     MotherNature.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of MotherNature.com, Inc. (the "Corporation"), at a meeting duly called and held on October 18, 1999, duly and validly adopted the following resolutions:

RESOLVED:  That, subject to stockholder approval, as promptly as practicable after the effectiveness of the Corporation's registration statement on Form S-1 (the "Effective Date") (or earlier at the discretion of
                             --------------
           the Chief Executive Officer of the Corporation), the Corporation's Certificate of Incorporation, as amended to such date (the "Charter"), be amended as set forth in an amendment to the Charter substantially in the form attached hereto as Exhibit A (the "Charter
                                                        ---------       -------
           Amendment").
           ---------

RESOLVED:  That the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation that the Corporation amend the Charter as contemplated by the foregoing resolution and the Charter Amendment is hereby recommended to the stockholders for their approval.

RESOLVED:  That the Charter Amendment be submitted to the stockholders for their approval, and that after the approval by the stockholders, the Chief Executive Officer and the Secretary of the Corporation be, and each of them acting singly hereby is, authorized to execute the Charter Amendment; and that, as promptly as practicable after the Effective Date (or sooner as provided above), the Corporation is hereby authorized to file the Charter Amendment with the Secretary of State of the State of Delaware.

     SECOND: That stockholders of the Corporation duly adopted such resolutions by written consent on October 29, 1999, in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



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                                      -2-

     IN WITNESS WHEREOF, said MotherNature.com, Inc. has caused this certificate to be executed by Michael Barach, its President and Chief Executive Officer, and attested to by Michael Bayer, its Treasurer and Secretary, on this ____ day of ______________, 1999.

                                   MOTHERNATURE.COM, INC.


                                   By:  _____________________________________
                                        Michael Barach
                                        President and Chief Executive Officer

ATTEST:


By:  ____________________________________________
     Michael Bayer
     Treasurer and Secretary
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                                   Exhibit A
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     The following text shall be inserted into the Certificate of Incorporation at the appropriate section, such section to be determined by the President or Treasurer in his sole and absolute discretion:

          "At the same time that the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware becomes effective, each 7.463 shares of the Corporation's common stock, $.01 par value, issued and outstanding immediately prior to the effectiveness of this filing (collectively, the "Old Common Stock"), shall be changed and combined into one (1) share of common stock, $.01 par value (collectively, the "New Common Stock" or the "Common Stock"), with fractional shares rounded upward to the nearest whole share. Upon the occurrence of the automatic combination of the Old Common Stock, the certificates representing the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation for any purposes. Thereupon, each holder of Old Common Stock shall be entitled to receive, and the Corporation's transfer agent shall be instructed to issue to such holder, a certificate or certificates for the number of shares of New Common Stock into which the shares of Old Common Stock were combined."